T. Rowe Price Goldman Sachs All Equity Access Fund N-2A

Exhibit 99.(h)(2)

AMENDED AND RESTATED AGREEMENT

Between

T. ROWE PRICE ASSOCIATES, INC.

And

THE T. ROWE PRICE FUNDS

For

FUND ACCOUNTING and RELATED ADMINISTRATIVE SERVICES

TABLE OF CONTENTS

Article A	Terms of Appointment/Duties of Price Associates	2

Article B	Fees and Expenses	3

Article C	Representations and Warrantees of Price Associates	3

Article D	Representations and Warranties of the Fund	3

Article E	Ownership of Software and Related Material	4

Article F	Quality Service Standards/NAV Errors	4

Article G	Standard of Care/Indemnification	4

Article H	Dual Interests	6

Article I	Documentation and Representations	7

Article J	Recordkeeping/Confidentiality	7

Article K	Compliance with Governmental Rules and Regulations	8

Article L	Term and Termination of Agreement	8

Article M	Notice	9

Article N	Assignment	9

Article O	Amendment/Interpretive Provisions	9

Article P	Further Assurances	10

Article Q	Maryland Law to Apply	10

Article R	Entire Agreement	10

Article S	Counterparts	10

Article T	The Parties	10

Article U	Directors and Shareholders	11

Article V	Captions	11

This AMENDED AND RESTATED AGREEMENT (“Agreement”) is entered into as of February 1, 2026, by and between T. ROWE PRICE ASSOCIATES, INC., a Maryland corporation having its principal office and place of business at 1307 Point Street, Baltimore, MD 21231 (“Price Associates”), and each Fund which is listed on Exhibit A1 and Exhibit A2 (as such Exhibits may be amended from time to time) and which evidences its agreement to be bound hereby by executing a copy of this Agreement (each such Fund individually hereinafter referred to as “the Fund,” whose definition may be found in Article T).

RECITALS

WHEREAS, Price Associates and each Fund listed on Exhibit A1 entered into an agreement dated August 1, 2015, amended January 1, 2021 (“Original Agreement”) and amended and restated such Original Agreement in its entirety, together with any amendments, as of June 15, 2021, January 1, 2022, January 1, 2023, February 1, 2024, and February 1, 2025;

WHEREAS, each Fund listed on Exhibit A1 appointed The Bank of New York Mellon (“BNY”), to provide certain fund accounting, financial reporting and administrative services (“BNY Services”) pursuant to a Fund Accounting Agreement dated August 1, 2015, together with any amendments;

WHEREAS, certain accounting, administrative and tax support services that are required by the Fund will not be provided by a third-party service provider and Price Associates has the capability of providing the Fund with such accounting, administrative and tax support services that are not BNY Services as well as oversight of third-party

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service providers of accounting, administrative and tax support services, including BNY and Delegates (as defined herein);

WHEREAS, each Fund desires to appoint Price Associates to provide accounting, administrative and tax support services that are required by the Fund and that are not provided by a third-party service provider and Price Associates desires to accept such appointment; and

WHEREAS, Price Associates may seek to delegate certain of the accounting, administrative, or tax support services to qualified service providers from time to time;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Parties hereto agree as follows:

A.	Terms of Appointment/Duties of Price Associates

1.           Subject to the terms and conditions set forth in this Agreement, the Fund hereby employs and appoints Price Associates to provide, and Price Associates agrees to provide, the services set forth in Exhibits B1 and B2 which include, among other things, services that do not constitute BNY Services as well as oversight of BNY, Delegates (defined herein), and other service providers that may be appointed by the Fund from time to time (“Services”).

2.           In rendering the Services required under this Agreement, Price Associates may, consistent with applicable law from time to time, employ, sub-contract, delegate, or associate with itself such affiliated or unaffiliated person or persons as it believes reasonably necessary to assist it in carrying out its obligations under this Agreement (“Delegates”) without the consent or approval of the Fund. Price Associates shall

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remain liable to the Fund, and the Fund shall be liable to Price Associates, for the performance of such obligations hereunder, to the extent specified in this Agreement.

B.	Fees and Expenses

For the Services performed hereunder, the Fund shall pay the fees and expenses as mutually agreed upon by both parties and estimated in the Service Agreement Fee Schedule as amended from time to time (“Fee Schedule”).

C.	Representations and Warrantees of Price Associates

Price Associates represents and warrants to the Fund that:

1.           It is a corporation duly organized and existing in good standing under the laws of Maryland.

2.           It is duly qualified to carry on its business in Maryland.

3.           It is empowered under applicable laws and by its charter and By-Laws to enter into and perform this Agreement.

4.           All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

5.           It has, and will continue to have, access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

6.           The Services provided under this Agreement are different from, and not duplicative of, the BNY Services. The Services provided under this Agreement are in addition to and not duplicative of the services required to be performed by Price Associates under the Investment Management Agreement between Price Associates and the Fund (the “Investment Management Agreement”).

D.	Representations and Warranties of the Fund

The Fund represents and warrants to Price Associates that:

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1.           It is a corporation, duly organized and existing and in good standing under the laws of Maryland.

2.           It is empowered under applicable laws and by its Articles of Incorporation and By-Laws and all required proceedings have been taken to authorize it to enter into and perform this Agreement.

E.	Ownership of Software and Related Material

All computer programs, magnetic tapes, written procedures, and similar items purchased and/or developed and used by Price Associates in performance of this Agreement shall be the property of Price Associates and will not become the property of the Fund.

F.	Quality Service Standards/NAV Errors

Price Associates and the Fund may, from time to time, agree to certain quality service standards, with respect to the Services hereunder. In the event Price Associates is the party responsible for causing an error in the computation of the net asset value for a Fund or share class of a Fund (“NAV Error”), the actions that are required to be taken as to such NAV Error shall be made in accordance with the Fund’s Net Asset Value Error Correction Policy and Procedures (“NAV Error Policy”).

G.	Standard of Care/Indemnification

Notwithstanding anything to the contrary in this Agreement:

1.           Price Associates shall exercise reasonable care in rendering the Services described in this Agreement. Price Associates shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund and any of its officers, directors, employees, successors and permitted assigns in connection with the matters to which this Agreement relates, except a loss resulting from Price Associates’ willful misfeasance, bad faith or negligence on its part in the performance of its duties

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hereunder or from reckless disregard by it of its obligations and duties under this Agreement or except as expressly stated otherwise in the NAV Error Policy.

2.           The Fund shall indemnify and hold Price Associates harmless from and against all losses, costs, damages, claims, actions, and expenses, including reasonable expenses for legal counsel, incurred by Price Associates resulting from: (i) any action or omission by Price Associates or its agents or Delegates in the performance of their duties hereunder; (ii) Price Associates acting upon instructions believed by it to have been executed by a duly authorized officer of the Fund; or (iii) Price Associates acting upon information provided by the Fund in form and under policies agreed to by Price Associates and the Fund. Price Associates shall not be entitled to such indemnification in respect of actions or omissions constituting negligence or willful misconduct of Price Associates or its agents or Delegates, or where Price Associates has not exercised reasonable care in selecting or monitoring the performance of its agents or Delegates.

3.           Price Associates shall indemnify and hold harmless the Fund from all losses, costs, damages, claims, actions and expenses, including reasonable expenses for legal counsel, incurred by the Fund resulting from the negligence or willful misconduct of Price Associates or which result from Price Associates’ failure to exercise reasonable care in selecting or monitoring the performance of its agents or Delegates. The Fund shall not be entitled to such indemnification with respect to actions or omissions constituting negligence or willful misconduct of such Fund; unless such negligence or misconduct is attributable to Price Associates or its agents or Delegates.

4.           In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes or other causes reasonably beyond its control, such party shall not be liable to the other party for any loss, cost, damage, claim, action or expense resulting from such failure to perform or otherwise from such causes.

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5.           Upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim provided, however, that any failure by the indemnified party to provide such notice shall not relieve the indemnifying party of its obligations to indemnify under this Agreement except to the extent that the indemnifying party can demonstrate actual prejudice as a result of such failure. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim, or to defend against said claim in its own name or in the name of the other party. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party’s prior written consent.

6.           Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement; provided that the parties acknowledge that any and all liabilities incurred by the indemnified party arising out of third-party claims with respect to which the indemnified party is entitled to indemnification pursuant to this Agreement are not and shall not be deemed to be consequential damages.

H.	Dual Interests

It is understood that some person or persons may be directors, officers, or shareholders of both the Fund and Price Associates (including Price Associates’ affiliates), and that the existence of any such dual interest shall not affect the validity of this Agreement or of any transactions hereunder except as otherwise provided by a specific provision of applicable law.

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I.	Documentation and Representations

As requested by Price Associates or Delegates, the Fund shall promptly furnish to Price Associates such documents and representations as it may reasonably request and as are necessary for Price Associates to carry out its responsibilities hereunder.

J.	Recordkeeping/Confidentiality

1.           Price Associates, or its Delegates, shall keep records relating to the Services to be performed hereunder, in the form and manner as it may deem advisable, provided that Price Associates shall keep all records in such form and in such manner as required by applicable law, including the Investment Company Act of 1940 (“the ‘40 Act”) and the Securities Exchange Act of 1934 (“the ‘34 Act”). To the extent that the records prepared and maintained hereunder by Price Associates are records of the Fund required to be maintained and preserved pursuant to the ‘40 Act and the rules thereunder, Price Associates agrees that such records are the property of the Fund and will be surrendered promptly upon request.

2.           Price Associates and the Fund agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except: (a) after prior notification to and approval in writing by the other party hereto, which approval shall not be unreasonably withheld and may not be withheld where Price Associates or Fund may be exposed to civil or criminal contempt proceedings for failure to comply; (b) when requested to divulge such information by duly constituted governmental authorities; (c) after so requested by the other party hereto; or (d) as necessary for Delegates to carry out the Services.

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K.	Compliance with Governmental Rules and Regulations

Except as otherwise provided in the Agreement and except for the accuracy and timeliness of information furnished to the Funds by Price Associates or its Delegates, each Fund assumes full responsibility for the preparation, contents and distribution of its prospectuses, and for complying with all applicable requirements of the ‘40 Act, the ‘34 Act, the Securities Act of 1933 (“the ‘33 Act”), the Internal Revenue Code (“IRC”), and any laws, rules and regulations of governmental authorities having jurisdiction over the Fund.

L.	Term and Termination of Agreement

1.           This Agreement shall run for a period of one (1) year from the date first written above and will be renewed from year to year thereafter unless terminated by either party as provided hereunder.

2.           This Agreement may be terminated by the Fund upon sixty (60) days’ written notice to Price Associates; and by Price Associates, upon three hundred sixty-five (365) days’ written notice to the Fund unless a shorter termination period is mutually agreed upon by the parties.

3.           Upon termination hereof, the Fund shall pay to Price Associates such compensation as may be due as of the date of such termination, and shall likewise reimburse Price Associates for its reasonable out-of-pocket expenses related to its provision of the Services, and Price Associates shall reimburse the Fund for its reasonable costs and out-of-pocket expenses incurred by such Fund in connection with converting such Fund to a successor service provider, including without limitation the delivery to such successor service provider, such Fund and/or other of the Fund’s service providers any of such Fund’s property, records, data, instruments and documents. Upon termination of any Delegate by instruction from the Fund, the Fund

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shall pay to Price Associates such compensation as may be due as of the date of such termination, including but not limited to any termination charges and/or termination assistance charges imposed by such Delegates.

M.	Notice

Any notice as required by this Agreement shall be sufficiently given (i) when sent to an authorized person of the other party at the address of such party set forth above or at such other address as such party may from time to time specify in writing to the other party; or (ii) as otherwise agreed upon by appropriate officers of the parties hereto.

N.	Assignment

Neither this Agreement nor any rights or obligations hereunder may be assigned either voluntarily or involuntarily, by operation of law or otherwise, by either party without the prior written consent of the other party, provided this shall not preclude Price Associates from employing Delegates as it deems appropriate to carry out its obligations set forth hereunder.

O.	Amendment/Interpretive Provisions

The parties by mutual written agreement may amend this Agreement at any time. In addition, in connection with the operation of this Agreement, Price Associates and the Fund may agree from time to time on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions are to be signed by all parties and annexed hereto, but no such provision shall contravene any applicable Federal or state law or regulation and no such interpretive or additional provision shall be deemed to be an amendment of this Agreement.

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P.	Further Assurances

Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

Q.	Maryland Law to Apply

This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of Maryland.

R.	Entire Agreement

This Agreement, including the attached Exhibits and Fee Schedule (both as amended from time to time) embodies the entire agreement supersedes all prior agreements and arrangements with respect to the subject hereof, whether oral or written.

S.	Counterparts

This Agreement may be executed in any number of counterparts, including facsimile copies thereof or electronic scan copies thereof delivered by electronic mail, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

T.	The Parties

All references herein to the Fund are to each of the Funds listed on Exhibits A1 and A2, as the case may be, individually or any class thereof, as if this Agreement were between such individual Fund and Price Associates. In the case of a series Fund or a separate class of shares, all references to “the Fund” are to the individual series, portfolio or class of such Fund, or to such Fund on behalf of the individual series, portfolio or class, as appropriate. The “Fund” also includes any T. Rowe Price Funds

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that may be established after the execution of this Agreement and that are added to either Exhibit A1 or Exhibit A2 as set forth in the preamble to this Agreement. Any reference in this Agreement to “Parties” shall mean Price Associates and such individual Fund as to which the matter pertains.

U.	Directors and Shareholders

It is understood and is expressly stipulated that neither the holders of shares in the Fund nor any Directors of the Fund shall be personally liable hereunder.

V.	Captions

The captions in the Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf under their seals by and through their duly authorized officers.

T. ROWE PRICE ASSOCIATES, INC.		T. ROWE PRICE FUNDS

By:	/s/Fran Pollack-Matz	By:	/s/Alan Dupski

Name:	Fran Pollack-Matz	Name:	Alan Dupski

Title:	Vice President	Title:	Treasurer

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EXHIBIT A1

T. ROWE PRICE ALL-CAP OPPORTUNITIES FUND, INC.

T. ROWE PRICE BALANCED FUND, INC.

T. ROWE PRICE BLUE CHIP GROWTH FUND, INC.

T. ROWE PRICE CAPITAL APPRECIATION FUND, INC.
T. Rowe Price Capital Appreciation Fund
T. Rowe Price Capital Appreciation and Income Fund

T. ROWE PRICE COMMUNICATIONS & TECHNOLOGY FUND, INC.

T. ROWE PRICE CORPORATE INCOME FUND, INC.

T. ROWE PRICE CREDIT OPPORTUNITIES FUND, INC.

T. ROWE PRICE DIVERSIFIED MID-CAP GROWTH FUND, INC.

T. ROWE PRICE DIVIDEND GROWTH FUND, INC.

T. ROWE PRICE EQUITY FUNDS, INC.
T. Rowe Price Hedged Equity Fund
T. Rowe Price Institutional Large-Cap Core Growth Fund
T. Rowe Price Institutional Mid-Cap Equity Growth Fund
T. Rowe Price Institutional Small-Cap Stock Fund
T. Rowe Price Large-Cap Growth Fund
T. Rowe Price Large-Cap Value Fund

T. ROWE PRICE EQUITY INCOME FUND, INC.

T. ROWE PRICE EQUITY SERIES, INC.
T. Rowe Price All-Cap Opportunities Portfolio
T. Rowe Price Blue Chip Growth Portfolio
T. Rowe Price Equity Income Portfolio
T. Rowe Price Health Sciences Portfolio
T. Rowe Price Mid-Cap Growth Portfolio
T. Rowe Price Moderate Allocation Portfolio

T. ROWE PRICE FINANCIAL SERVICES FUND, INC.

T. ROWE PRICE FIXED INCOME SERIES, INC.
T. Rowe Price Limited-Term Bond Portfolio

T. ROWE PRICE FLOATING RATE FUND, INC.

T. ROWE PRICE GLOBAL ALLOCATION FUND, INC.

T. ROWE PRICE GLOBAL FUNDS, INC.
T. Rowe Price Global Value Equity Fund
T. Rowe Price Institutional Emerging Markets Equity Fund

T. ROWE PRICE GLOBAL MULTI-SECTOR BOND FUND, INC.

T. ROWE PRICE GLOBAL REAL ESTATE FUND, INC.

T. ROWE PRICE GLOBAL TECHNOLOGY FUND, INC.

T. ROWE PRICE GNMA FUND, INC.

T. ROWE PRICE GOVERNMENT MONEY FUND, INC.

T. ROWE PRICE GROWTH STOCK FUND, INC.

T. ROWE PRICE HEALTH SCIENCES FUND, INC.

T. ROWE PRICE HIGH YIELD FUND, INC.
T. Rowe Price High Yield Fund
T. Rowe Price U.S. High Yield Fund

T. ROWE PRICE INDEX TRUST, INC.
T. Rowe Price Equity Index 500 Fund
T. Rowe Price Extended Equity Market Index Fund
T. Rowe Price Mid-Cap Index Fund
T. Rowe Price Small-Cap Index Fund
T. Rowe Price Total Equity Market Index Fund
T. Rowe Price U.S. Limited Duration TIPS Index Fund

T. ROWE PRICE INFLATION PROTECTED BOND FUND, INC.

T. ROWE PRICE INSTITUTIONAL INCOME FUNDS, INC.
T. Rowe Price Institutional Floating Rate Fund
T. Rowe Price Institutional High Yield Fund
T. Rowe Price Institutional Long Duration Credit Fund

T. ROWE PRICE INTEGRATED EQUITY FUNDS, INC.
T. Rowe Price Integrated Global Equity Fund
T. Rowe Price Integrated U.S. Large-Cap Value Equity Fund
T. Rowe Price Integrated U.S. Small-Cap Growth Equity Fund

T. Rowe Price Integrated U.S. Small-Mid Cap Core Equity Fund

T. ROWE PRICE INTERMEDIATE TAX-FREE HIGH YIELD FUND, INC.

T. ROWE PRICE INTERNATIONAL FUNDS, INC.
T. Rowe Price Africa & Middle East Fund
T. Rowe Price Asia Opportunities Fund
T. Rowe Price China Evolution Equity Fund
T. Rowe Price Dynamic Credit Fund
T. Rowe Price Dynamic Global Bond Fund
T. Rowe Price Emerging Europe Fund
T. Rowe Price Emerging Markets Bond Fund
T. Rowe Price Emerging Markets Corporate Bond Fund
T. Rowe Price Emerging Markets Discovery Stock Fund
T. Rowe Price Emerging Markets Local Currency Bond Fund
T. Rowe Price Emerging Markets Stock Fund
T. Rowe Price European Stock Fund
T. Rowe Price Global Consumer Fund
T. Rowe Price Global Growth Stock Fund
T. Rowe Price Global High Income Bond Fund
T. Rowe Price Global Impact Equity Fund
T. Rowe Price Global Industrials Fund
T. Rowe Price Global Stock Fund
T. Rowe Price International Bond Fund
T. Rowe Price International Bond Fund (USD Hedged)
T. Rowe Price International Disciplined Equity Fund
T. Rowe Price International Discovery Fund
T. Rowe Price International Stock Fund
T. Rowe Price International Value Equity Fund
T. Rowe Price Japan Fund
T. Rowe Price Latin America Fund
T. Rowe Price New Asia Fund
T. Rowe Price Overseas Stock Fund

T. ROWE PRICE INTERNATIONAL INDEX FUND, INC.

T. ROWE PRICE INTERNATIONAL SERIES, INC.
T. Rowe Price International Stock Portfolio

T. ROWE PRICE LIMITED DURATION INFLATION FOCUSED BOND FUND, INC.

T. ROWE PRICE MID-CAP GROWTH FUND, INC.

T. ROWE PRICE MID-CAP VALUE FUND, INC.

T. ROWE PRICE MULTI-SECTOR ACCOUNT PORTFOLIOS, INC.
T. Rowe Price Mortgage-Backed Securities Multi-Sector Account Portfolio

T. ROWE PRICE MULTI-STRATEGY TOTAL RETURN FUND, INC.

T. ROWE PRICE NEW ERA FUND, INC.

T. ROWE PRICE NEW HORIZONS FUND, INC.

T. ROWE PRICE NEW INCOME FUND, INC.

T. ROWE PRICE QM U.S. BOND INDEX FUND, INC.

T. ROWE PRICE REAL ASSETS FUND, INC.

T. ROWE PRICE REAL ESTATE FUND, INC.

T. ROWE PRICE RESERVE INVESTMENT FUNDS, INC.
T. Rowe Price Government Reserve Fund
T. Rowe Price Transition Fund
T. Rowe Price Treasury Reserve Fund

T. ROWE PRICE RETIREMENT FUNDS, INC.
T. Rowe Price Retirement 2005 Fund
T. Rowe Price Retirement 2010 Fund
T. Rowe Price Retirement 2015 Fund
T. Rowe Price Retirement 2020 Fund
T. Rowe Price Retirement 2025 Fund
T. Rowe Price Retirement 2030 Fund
T. Rowe Price Retirement 2035 Fund
T. Rowe Price Retirement 2040 Fund
T. Rowe Price Retirement 2045 Fund
T. Rowe Price Retirement 2050 Fund
T. Rowe Price Retirement 2055 Fund
T. Rowe Price Retirement 2060 Fund
T. Rowe Price Retirement 2065 Fund
T. Rowe Price Retirement 2070 Fund
T. Rowe Price Retirement Balanced Fund
T. Rowe Price Retirement Blend 2005 Fund
T. Rowe Price Retirement Blend 2010 Fund
T. Rowe Price Retirement Blend 2015 Fund
T. Rowe Price Retirement Blend 2020 Fund
T. Rowe Price Retirement Blend 2025 Fund
T. Rowe Price Retirement Blend 2030 Fund
T. Rowe Price Retirement Blend 2035 Fund

T. Rowe Price Retirement Blend 2040 Fund
T. Rowe Price Retirement Blend 2045 Fund
T. Rowe Price Retirement Blend 2050 Fund
T. Rowe Price Retirement Blend 2055 Fund
T. Rowe Price Retirement Blend 2060 Fund
T. Rowe Price Retirement Blend 2065 Fund
T. Rowe Price Retirement Blend 2070 Fund
T. Rowe Price Retirement Income 2020 Fund
T. Rowe Price Retirement Income 2025 Fund
T. Rowe Price Target 2005 Fund
T. Rowe Price Target 2010 Fund
T. Rowe Price Target 2015 Fund
T. Rowe Price Target 2020 Fund
T. Rowe Price Target 2025 Fund
T. Rowe Price Target 2030 Fund
T. Rowe Price Target 2035 Fund
T. Rowe Price Target 2040 Fund
T. Rowe Price Target 2045 Fund
T. Rowe Price Target 2050 Fund
T. Rowe Price Target 2055 Fund
T. Rowe Price Target 2060 Fund
T. Rowe Price Target 2065 Fund
T. Rowe Price Target 2070 Fund

T. ROWE PRICE SCIENCE & TECHNOLOGY FUND, INC.

T. ROWE PRICE SHORT-TERM BOND FUND, INC.
T. Rowe Price Short Duration Income Fund
T. Rowe Price Short-Term Bond Fund
T. Rowe Price Ultra Short-Term Bond Fund

T. ROWE PRICE SMALL-CAP STOCK FUND, INC.

T. ROWE PRICE SMALL-CAP VALUE FUND, INC.

T. ROWE PRICE SPECTRUM FUND, INC.
T. Rowe Price Spectrum Diversified Equity Fund
T. Rowe Price Spectrum Income Fund
T. Rowe Price Spectrum International Equity Fund

T. ROWE PRICE SPECTRUM FUNDS II, INC.
T. Rowe Price Spectrum Conservative Allocation Fund
T. Rowe Price Spectrum Moderate Allocation Fund
T. Rowe Price Spectrum Moderate Growth Allocation Fund

T. ROWE PRICE STATE TAX-FREE FUNDS, INC.
T. Rowe Price California Tax-Free Bond Fund
T. Rowe Price Georgia Tax-Free Bond Fund
T. Rowe Price Maryland Short-Term Tax-Free Bond Fund
T. Rowe Price Maryland Tax-Free Bond Fund
T. Rowe Price Maryland Tax-Free Money Fund
T. Rowe Price New Jersey Tax-Free Bond Fund
T. Rowe Price New York Tax-Free Bond Fund
T. Rowe Price Virginia Tax-Free Bond Fund

T. ROWE PRICE SUMMIT FUNDS, INC.
T. Rowe Price Cash Reserves Fund

T. ROWE PRICE SUMMIT MUNICIPAL FUNDS, INC.
T. Rowe Price Summit Municipal Income Fund
T. Rowe Price Summit Municipal Intermediate Fund

T. ROWE PRICE TAX-EFFICIENT FUNDS, INC.
T. Rowe Price Tax-Efficient Equity Fund

T. ROWE PRICE TAX-EXEMPT MONEY FUND, INC.

T. ROWE PRICE TAX-FREE HIGH YIELD FUND, INC.

T. ROWE PRICE TAX-FREE INCOME FUND, INC.

T. ROWE PRICE TAX-FREE SHORT-INTERMEDIATE FUND, INC.

T. ROWE PRICE TOTAL RETURN FUND, INC.

T. ROWE PRICE U.S. EQUITY RESEARCH FUND, INC.

T. ROWE PRICE U.S. LARGE-CAP CORE FUND, INC.

T. ROWE PRICE U.S. TREASURY FUNDS, INC.
T. Rowe Price U.S. Treasury Intermediate Index Fund
T. Rowe Price U.S. Treasury Long-Term Index Fund
T. Rowe Price U.S. Treasury Money Fund

T. ROWE PRICE VALUE FUND, INC.

EXHIBIT A2

T. ROWE PRICE EXCHANGE-TRADED FUNDS, INC.
T. Rowe Price Active Core International Equity ETF
T. Rowe Price Active Core U.S. Equity ETF
T. Rowe Price Blue Chip Growth ETF
T. Rowe Price Capital Appreciation Equity ETF
T. Rowe Price Capital Appreciation Premium Income ETF
T. Rowe Price Dividend Growth ETF
T. Rowe Price Emerging Markets Equity Research ETF
T. Rowe Price Equity Income ETF
T. Rowe Price Financials ETF
T. Rowe Price Floating Rate ETF
T. Rowe Price Global Equity ETF
T. Rowe Price Growth ETF
T. Rowe Price Growth Stock ETF
T. Rowe Price Health Care ETF
T. Rowe Price Hedged Equity ETF
T. Rowe Price High Income Municipal ETF
T. Rowe Price Innovation Leaders ETF
T. Rowe Price Intermediate Municipal Income ETF
T. Rowe Price International Equity ETF
T. Rowe Price International Equity Research ETF
T. Rowe Price Long Municipal Income ETF
T. Rowe Price Multi-Sector Income ETF
T. Rowe Price Natural Resources ETF
T. Rowe Price QM U.S. Bond ETF
T. Rowe Price Short Municipal Income ETF
T. Rowe Price Small-Mid Cap ETF
T. Rowe Price Technology ETF
T. Rowe Price Total Return ETF
T. Rowe Price U.S. Equity Research ETF
T. Rowe Price U.S. High Yield ETF
T. Rowe Price Ultra Short-Term Bond ETF
T. Rowe Price Value ETF

Exhibit B1

For funds listed on Exhibit A1 (mutual funds)

Price Associates provides all accounting, administrative, tax and oversight services to the Funds listed on Exhibit A1, other than BNY Services, including the below. Fees and expenses for providing Services include travel and related expenses.

ACCOUNTING SERVICES

Accounting Services provided by Price Associates shall include, among other things:

●	oversight of quality control, including processing results related to fund accounting services provided by BNY, Delegates or other third party service providers relating to pricing. Such oversight includes, but is not limited to, review of (a) NAV calculations and fund valuations, (b) securities pricing and resolution of pricing exceptions, (c) calculation of expense accruals and payments, and (d) calculation and preparation of any financial information or schedules;

●	facilitating on behalf of the Fund resolution and remediation of fund accounting issues escalated by BNY, Delegates and/or other service providers;

●	calculating, reviewing and authorizing expense accruals and payments;

●	reviewing and approving annual expense budgets, including authorizing any adjustments, as needed, in accordance with Fund management specifications;

●	determining accounting and valuation policies, instructing BNY, Delegates and/or other service providers, and/or providing it with such advice that may be reasonably necessary, to properly account for all financial transactions and to maintain the Fund’s accounting procedures and records so as to ensure compliance with generally accepted accounting principles and tax practices and rules; and

●	such other accounting services as agreed to by the parties, not otherwise performed by BNY.

ADMINISTRATIVE SERVICES

Administrative Services provided by Price Associates shall include, among other things:

●	ensuring maintenance for the Fund of all records that may be reasonably required in connection with the audit performed by the Fund’s independent registered public accountants, or by the Securities and Exchange Commission (“SEC”), the Internal Revenue Service (“IRS”) or such other Federal or state regulatory agencies;

●	cooperating with the Fund’s independent registered public accountants and taking all reasonable action in the performance of its obligations under the Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion without any qualification as to the scope of their examination including, but not limited to, their opinion included in the Fund’s annual report on Form N-CSR and annual amendment to Form N-1A;

●	implementing and maintaining the systems, data storage and reporting necessary to perform services outlined herein;

●	administering the Fund’s inter-fund lending program and line of credit arrangements;

●	facilitating the reporting of daily cash flow activity (shareholder activity) to investment staff;

●	facilitating requests for data and resolution of any capital stock related accounting discrepancies;

●	preparing and filing Forms N-PORT (except preparation of Exhibit F) and N-CEN (“RR Services”);

●	determining financial reporting policies, maintaining adequate controls over financial reporting to provide complete and accurate financial information and disclosures that are certified by officers of the Funds. Providing sub-certifications, as requested by officers of the Funds, for the adequacy of such controls and the completeness and accuracy of information included in Form N-CSR or any other form that may require certification;

●	providing services related to submitting class action claims on behalf of each Fund;

●	create accounting and custodian instructions for in-kind transactions;

●	calculate and disseminate managed income products annual distribution rate, and;

●	such other administrative services as agreed to by the parties, not otherwise performed by BNY or by Price Associates under the Investment Management Agreement.

TAX SUPPORT SERVICES

Tax Support Services provided by Price Associates shall include, among other things:

●	Preparation of federal, state and other applicable tax returns;

●	Preparation of tax provisions and financial statement disclosures, inclusive of supporting documentation;

●	Preparation of excise tax provision, inclusive of supporting documentation;

●	Preparation of monthly taxable income and net taxable gains;

●	Preparation of shareholder tax reporting calculations and ICI layouts;

●	Preparation of certain tax returns, including FINCEN Form 114*;

●	Foreign tax jurisdiction registration and treaty relief documentation*;

●	Preparation of fund qualification compliance*;

●	Tax management and oversight functions including: (A) tax policies and decisions, including tax return positions, (B) maintaining adequate documentation as required by applicable laws and as is necessary to support the regulatory reports filed, (C) making arrangements, and coordinating with third parties as necessary, for filing all tax returns with the relevant tax authority and for all payments, where due, of all tax liabilities associated with the tax returns to the relevant tax authority, (D) the coordination of dividend resolutions and reporting of dividends to shareholders, (E) the application of GAAP with respect to tax accounting calculations and disclosures, and (F) maintaining appropriate internal controls.*; and

●	Such other tax support services agreed to by the parties, not otherwise performed by BNY*.

(these Tax Support Services, except for those asterisked items, together with RR Services, “Sub-Contracted Services”).

OVERSIGHT SERVICES

Oversight services for the Fund provided by Price Associates shall include all oversight of BNY, Delegates and service providers that provide accounting, administrative, and tax support services and not specifically provided for under each Fund’s Investment Management Agreement.

Exhibit B2

For Funds listed on Exhibit A2 (ETFs)

Price Associates provides all accounting, administrative, tax and oversight services to the Funds listed on Exhibit A2, including the below.

ACCOUNTING SERVICES

Accounting Services provided by Price Associates shall include, among other things:

●	oversight of quality control, including processing results related to fund accounting services provided by Delegates or other third party service providers relating to pricing. Such oversight includes, but is not limited to, review of (a) NAV calculations and fund valuations, (b) securities pricing and resolution of pricing exceptions, and (c) calculation and preparation of any financial information or schedules;

●	end-of-day INAV oversight for ETFs that provide INAV

●	determining accounting and valuation policies, instructing Delegates and/or other service providers, and/or providing it with such advice that may be reasonably necessary, to properly account for all financial transactions and to maintain the Fund’s accounting procedures and records so as to ensure compliance with generally accepted accounting principles and tax practices and rules; and

●	calculating, reviewing and authorizing expense accruals and payments; annual fund expense budgets; accrual analysis; rollforward calculations; payment of expenses; fees for payment to service providers;

●	facilitating on behalf of the Fund resolution and remediation of fund accounting issues escalated by Delegates and/or other service providers;

●	preparing daily NAV calculations, including all necessary component services such as valuation and particularly private company investment valuation, corporate actions processing, trade processing, and performing month-end and fiscal-period-end close processes;

●	recordkeeping as required; and

●	such other accounting services as agreed to by the parties not otherwise performed by Price Associates under the Investment Management Agreement.

ADMINISTRATIVE SERVICES

Administrative Services provided by Price Associates shall include, among other things:

●	ensuring maintenance for the Fund of all records that may be reasonably required in connection with the audit performed by the Fund’s independent registered public accountants, or by the Securities and Exchange Commission (“SEC”), the Internal Revenue Service (“IRS”) or such other Federal or state regulatory agencies;

●	cooperating with the Fund’s independent registered public accountants and taking all reasonable action in the performance of its obligations under the Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion without any qualification as to the scope of their examination including, but not limited to, their opinion included in the Fund’s annual report on Form N-CSR and annual amendment to Form N-1A;

●	implementing and maintaining the systems, data storage and reporting necessary to perform services outlined herein;

●	all efforts concerning financial reporting services, including shareholder reports and financial information in regulatory filings; N-PORT and N-CEN; and other financial reporting services as necessary;

●	determining financial reporting policies, maintaining adequate controls over financial reporting to provide complete and accurate financial information and disclosures that are certified by officers of the Funds. Providing sub-certifications, as requested by officers of the Funds, for the adequacy of such controls and the completeness and accuracy of information included in Form N-CSR or any other form that may require certification;

●	periodic testing of Internal Revenue Code qualification requirements;

●	prepare and furnish fund performance information;

●	prepare and disseminate vendor survey information;

●	prepare and file Rule 24f-2 notices and payment;

●	providing services related to submitting class action claims on behalf of each Fund;

●	create accounting and custodian instructions for in-kind transactions;

●	calculate and disseminate managed income products annual distribution rate, and;

●	such other administrative services as agreed to by the parties, not otherwise performed by Price Associates under the Investment Management Agreement.

TAX SUPPORT SERVICES

Tax Support Services provided by Price Associates shall include, among other things:

●	Preparation of federal, state and other applicable tax returns;

●	Preparation of tax provisions and financial statement disclosures, inclusive of supporting documentation;

●	Preparation of excise tax provision, inclusive of supporting documentation;

●	Preparation of monthly taxable income and net taxable gains

●	Preparation of shareholder tax reporting calculations and ICI layouts;

●	Preparation of certain tax returns, including FINCEN Form 114;

●	Foreign tax jurisdiction registration and treaty relief documentation;

●	Preparation of fund qualification compliance;

●	Tax management and oversight functions including: (A) tax policies and decisions, including tax return positions, (B) maintaining adequate documentation as required by applicable laws and as is necessary to support the regulatory reports filed, (C) making arrangements, and coordinating with third parties as necessary, for filing all tax returns with the relevant tax authority and for all payments, where due, of all tax liabilities associated with the tax returns to the relevant tax authority, (D) the coordination of dividend resolutions and reporting of dividends to shareholders, (E) the application of GAAP with respect to tax accounting calculations and disclosures, and (F) maintaining appropriate internal controls; and

●	such other tax support services as agreed to by the parties, not otherwise specifically provided for under the Fund’s Investment Management Agreement.

OVERSIGHT SERVICES

Oversight services for the Fund provided by Price Associates shall include all oversight of Delegates and service providers that provide accounting, administrative, and tax support services and not specifically provided for under the Fund’s Investment Management Agreement.

AMENDMENT NO. 3

AMENDED AND RESTATED AGREEMENT

between

T. ROWE PRICE ASSOCIATES, INC.

and

THE T. ROWE PRICE FUNDS

for

FUND ACCOUNTING and RELATED ADMINISTRATIVE SERVICES

This Amendment (the “Amendment”) No. 3 is made as of May 5, 2026 to the Amended and Restated Agreement (“Agreement”) dated February 1, 2026, by and between T. Rowe Price Associates, Inc., and each Fund listed on Exhibit A1 and Exhibit A2 in the Agreement (as such Exhibits may be amended from time to time) (“Fund”).

W I T N E S S E T H:

WHEREAS, the parties hereto desire to add the following funds:

T. Rowe Price Biotech ETF

T. Rowe Price Capital Appreciation Fixed Income ETF

T. Rowe Price Dynamic Emerging Markets Bond ETF

T. Rowe Pirce Mid-Cap Equity Research ETF

T. Rowe Price Securitized Income ETF

T. Rowe Price Small-Cap ETF

NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1. Exhibit A2 to the Agreement is hereby replaced with Exhibit A2 attached hereto.

All other terms and conditions of the Agreement remain in full force and effect.

EXHIBIT A2

T. ROWE PRICE EXCHANGE-TRADED FUNDS, INC.
T. Rowe Price Active Core International Equity ETF
T. Rowe Price Active Core U.S. Equity ETF
T. Rowe Price Biotech ETF
T. Rowe Price Blue Chip Growth ETF
T. Rowe Price Capital Appreciation Equity ETF
T. Rowe Price Capital Appreciation Fixed Income ETF
T. Rowe Price Capital Appreciation Market Opportunities ETF
T. Rowe Price Capital Appreciation Premium Income ETF
T. Rowe Price Dividend Growth ETF
T. Rowe Price Dynamic Emerging Markets Bond ETF
T. Rowe Price Emerging Markets Equity Research ETF
T. Rowe Price Equity Income ETF
T. Rowe Price Financials ETF
T. Rowe Price Floating Rate ETF
T. Rowe Price Global Equity ETF
T. Rowe Price Growth ETF
T. Rowe Price Growth Stock ETF
T. Rowe Price Health Care ETF
T. Rowe Price Hedged Equity ETF
T. Rowe Price High Income Municipal ETF
T. Rowe Price Innovation Leaders ETF
T. Rowe Price Intermediate Municipal Income ETF
T. Rowe Price International Equity ETF
T. Rowe Price International Equity Research ETF
T. Rowe Price Long Municipal Income ETF
T. Rowe Price Mid-Cap Equity Research ETF
T. Rowe Price Multi-Sector Income ETF
T. Rowe Price Natural Resources ETF
T. Rowe Price QM U.S. Bond ETF
T. Rowe Price Securitized Income ETF
T. Rowe Price Short Municipal Income ETF
T. Rowe Price Small-Cap ETF
T. Rowe Price Small-Mid Cap ETF
T. Rowe Price Technology ETF
T. Rowe Price Total Return ETF
T. Rowe Price U.S. Equity Research ETF
T. Rowe Price U.S. High Yield ETF
T. Rowe Price Ultra Short-Term Bond ETF
T. Rowe Price Value ETF

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be executed in their names and on their behalf under their seals by and through their duly authorized officers.

T. ROWE PRICE ASSOCIATES, INC.	T. ROWE PRICE FUNDS

By: /s/Fran Pollack-Matz __________________________ Name: Fran Pollack-Matz Title: Vice President	By: /s/Alan Dupski __________________________ Name: Alan Dupski Title: Treasurer

AMENDMENT NO. 4

AMENDED AND RESTATED AGREEMENT

between

T. ROWE PRICE ASSOCIATES, INC.

and

THE T. ROWE PRICE FUNDS

for

FUND ACCOUNTING and RELATED ADMINISTRATIVE SERVICES

This Amendment (the “Amendment”) No. 4 is made as of August 5, 2026 to the Amended and Restated Agreement (“Agreement”) dated February 1, 2026, as amended February 5, 2026 by and between T. Rowe Price Associates, Inc., (“Price Associates”) and each Fund listed on Exhibits A1, A2, and A3 to the Agreement (as such Exhibits may be amended from time to time) (“Fund”). Any capitalized terms not defined in this Amendment shall have the meanings set forth in the Agreement. Price Associates and each Fund now desire to amend the Agreement pursuant to the terms set forth below.

W I T N E S S E T H:

WHEREAS, the parties hereto desire to add the following fund: T. Rowe Price Goldman Sachs All Equity Access Fund (“Fund”) to the Agreement to provide, and Price Associates agrees to provide accounting, administrative, tax and oversight services, other than BNY Services;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements of the parties, the Agreement is hereby amended as follows:

Exhibit A3 to the Agreement is hereby replaced with Exhibit A3 attached hereto.

All other terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to be executed in their names and on their behalf under their seals by and through their duly authorized officers.

T. ROWE PRICE ASSOCIATES, INC.		T. ROWE PRICE FUNDS

By:	/s/ Fran Pollack-Matz	By:	/s/ Alan Dupski

Name: Fran Pollack-Matz Title: Vice President		Name: Alan Dupski Title: Treasurer

EXHIBIT A3

T. ROWE PRICE GOLDMAN SACHS PRIVATE MARKETS FUND

T. ROWE PRICE GOLDMAN SACHS ALL EQUITY ACCESS FUND